EXHIBIT 99.1

Company Contact:	Investor Contact:
AboveNet, Inc.	Lippert/Heilshorn & Associates, Inc.
Jeffrey Garte	Jody Burfening
Vice President, Finance	212-838-3777
914-421-6700	jburfening@lhai.com
jgarte@above.net

AboveNet Announces $200 Million Share Repurchase Program

WHITE PLAINS, NY, December 8, 2011 – AboveNet, Inc. (NYSE: ABVT), a leading provider of high bandwidth connectivity solutions, announced today that its Board of Directors has authorized a share repurchase program of up to $200 million through December 31, 2012.

Jeffrey Brodsky, Non-Executive Chairman of AboveNet, said, “As part of its ongoing review of opportunities to build long-term shareholder value, the Board considers various options to enhance shareholder returns.  We believe AboveNet’s current market value does not fully reflect the intrinsic value of the business and the repurchase plan is one effective option to enhance shareholder value.”

“Our strong balance sheet and positive cash flow generation give us the flexibility to simultaneously invest in our long-term growth and execute this program for the benefit of our shareholders,” said Bill LaPerch, Chief Executive Officer of AboveNet. “Broadening demand for high bandwidth infrastructure is creating increasing opportunities for us to expand our addressable market. Using our capital structure to support those opportunities is our primary focus.  Therefore, a share repurchase program of this size allows us to retain the financial strength and flexibility to compete effectively in the marketplace, drive growth over the long term and maximize shareholder value.”

Under the repurchase program, the Company anticipates purchasing shares either in the open-market or through privately negotiated transactions, in accordance with applicable securities laws.  The timing, number and value of shares repurchased will be determined by the Company in its sole discretion and will depend on a number of factors including market conditions, the trading price of the stock and other business considerations.  The Company has no obligation to repurchase shares under the authorization, and the repurchase program may be suspended, discontinued or modified at any time without prior notice. The Company intends to fund the share repurchase program through available cash balances and drawdowns on its $250 million senior secured revolving credit facility.

About AboveNet, Inc.

AboveNet, Inc. provides high bandwidth connectivity solutions for businesses and carriers. Its private optical network delivers key network and IP services in and among top U.S. metro markets and globally.  AboveNet's network is widely used in demanding markets such as financial services, media, health care, retail and government.

Forward Looking Statements

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  We cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved.  Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, industry competition, pricing and macro-economic conditions and the Company's financial and operating prospects.  The Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if these risks and uncertainties develop into actual events.  The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.  The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  A more detailed discussion of factors that may affect the Company's business and future financial results is included in the Company's SEC filings, including, but not limited to, those described in “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and subsequently filed Quarterly Reports on Form 10-Q.